Exhibit 99.1

Advance Auto Parts Reports Third Quarter 2025 Results
•3.0% comparable store sales growth and 4.4% adjusted operating income margin
•Reaffirms midpoint of full year comparable sales growth and adjusted operating margin guidance
•Ended the quarter with a strong liquidity position; Over $3 billion of cash on the balance sheet

RALEIGH, N.C., October 30, 2025 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers, announced its financial results for the third quarter ended October 4, 2025.

"We delivered our strongest quarterly performance in over two years, thanks to the team's determination, commitment to our turnaround objectives, and their dedication to serving our customers," said Shane O'Kelly, president and chief executive officer. "Our comparable sales performance was led by growth in the Pro channel. The DIY channel also delivered positive comparable sales growth in the quarter. We continue to make progress on our strategic priorities, and based on our updated guidance we are on track to deliver approximately 200-basis points of annual margin expansion in the first year of our turnaround. Our initiatives are geared toward delivering sustained, profitable growth and we remain committed to advancing our strategic priorities to create shareholder value over the long-term."

Third Quarter 2025 Results (1,2)
Third quarter 2025 net sales totaled $2.0 billion, compared with $2.1 billion in the third quarter of the prior year. Comparable store sales for the third quarter 2025 increased 3.0%.

The Company's third quarter 2025 gross profit was $0.9 billion, or 43.3% of net sales compared with $0.9 billion, or 42.3% in the third quarter of the prior year. Adjusted gross profit was $0.9 billion, or 44.8% of net sales compared with $0.9 billion, or 42.3% in the third quarter of the prior year. The margin expansion was driven by savings associated with the footprint optimization activity completed in March and reduction in product costs driven by strategic sourcing initiatives.

The Company's third quarter 2025 selling, general and administrative (SG&A) expenses were $0.9 billion, or 42.2% of net sales compared with $0.9 billion, or 42.3% in the third quarter of the prior year. Adjusted SG&A expenses were $0.8 billion, or 40.4% of net sales in the third quarter of 2025 compared with $0.9 billion, or 41.5% in the third quarter of 2024. The reduction in SG&A expenses was primarily related to operation of fewer stores compared to last year.

The Company's third quarter 2025 operating income was $22 million, or 1.1% of net sales, compared with break-even operating income, or 0.0% in the third quarter of the prior year. Adjusted operating income was $90 million, or 4.4% of net sales, compared with adjusted operating income of $16 million, or 0.7% in the third quarter of 2024.

(1) All comparisons are based on continuing operations for the same time period in the prior year. The Company calculates comparable store sales based on the change in store sales starting once a location has been open for approximately one year and by including e-commerce sales and excluding sales fulfilled by distribution centers to independently owned Carquest locations. The Company includes sales from relocated stores in comparable store sales from the original date of opening. Comparable store sales is intended only as supplemental information and is not a substitute for Net sales presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(2) Comparative financial information related to results from continuing operations has been recast to reflect the presentation of our former Worldpac, Inc. business (“Worldpac”) as discontinued operations. Refer to the Company’s Annual Report on Form 10-K for 2024, filed with the Securities and Exchange Commission (“SEC”) on February 26, 2025.

The Company's diluted earnings (loss) per share for the quarter was $(0.02), compared with $(0.42) in the third quarter of 2024. The Company's adjusted diluted earnings (loss) per share was $0.92 compared with adjusted diluted earnings per share of $(0.05) in the third quarter of 2024.

Net cash used in operating activities was $118 million through the third quarter of 2025 versus $81 million of cash provided by operating activities in the same period of the prior year. Free cash flow through the third quarter of 2025 was an outflow of $277 million compared with an outflow of $49 million in the same period of the prior year. Free cash flow through the third quarter of 2025 includes approximately $130 million of cash charges related to restructuring and other related expenses.

Capital Allocation
On October 27, 2025, the Company declared a regular cash dividend of $0.25 per share to be paid on January 23, 2026, to all common stockholders of record as of January 9, 2026.

Full Year 2025 Guidance (53 weeks)
The Company has updated full year guidance to reflect operating assumptions for the fourth quarter of 2025 along with reaffirming the midpoint of its prior full year comparable store sales and adjusted operating income margin expectations. Full year 2025 guidance assumes current tariffs remain in place for the remainder of 2025.

	As of October 30, 2025		Prior Guidance
($ in millions, except per share data)	Low	High	Low	High
Net sales from continuing operations (1)	$8,550	$8,600	$8,400	$8,600
Comparable store sales (52 weeks) (2)	0.7%	1.3%	0.5%	1.5%
Adjusted operating income margin from continuing operations (3)	2.4%	2.6%	2.0%	3.0%
Adjusted diluted EPS from continuing operations (3)	$1.75	$1.85	$1.20	$2.20
Capital expenditures	Approx. $250		Approx. $300
Free cash flow (3)	($90) - ($80)		($85) - ($25)

New store growth
Store openings	30 new stores		30 new stores
Market hub openings	14 new market hubs		10 new market hubs
(1)    Includes approximately $100 to $120 million of net sales in the 53rd week.
(2) The Company calculates comparable store sales based on the change in store sales starting once a location has been open for approximately one year and by including e-commerce sales and excluding sales fulfilled by distribution centers to independently owned Carquest locations. The Company includes sales from relocated stores in comparable store sales from the original date of opening.
(3)    Adjusted operating income margin from continuing operations, Adjusted diluted EPS from continuing operations and Free cash flow are non-GAAP measures. For a better understanding of the Company's non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables. The Company is not able to provide a reconciliation of these forward-looking non-GAAP measures because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts.

Investor Conference Call
The Company will detail its results for the third quarter ended October 4, 2025, via a webcast scheduled to begin at 8 a.m. Eastern Time on Thursday, October 30, 2025. The webcast will be accessible via the Investor Relations page of the Company's website (ir.AdvanceAutoParts.com).

To join by phone, please pre-register online for dial-in and passcode information. Upon registering, participants will receive a confirmation with call details and a registrant ID. While registration is open through the live call, the Company suggests registering a day in advance or at minimum 10 minutes before the start of the call. A replay of the conference call will be available on the Company's Investor Relations website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installers and do-it-yourself customers. As of October 4, 2025, Advance operated 4,297 stores primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The Company also served 814 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Lavesh Hemnani	Nicole Ducouer
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advance-auto.com	E: AAPcommunications@advance-auto.com

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “target,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the Company’s strategic initiatives, restructuring and asset optimization plans, financial objectives, including with respect to the Company's reorganized debt capital structure, operational plans and objectives, statements about the benefits of the Company's Worldpac sale and use of proceeds therefrom, statements regarding expectations for economic conditions, future business and financial performance, including with respect to tariffs, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the Company’s views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, the Company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, risks associated with the Company’s restructuring and asset optimization plans, risks relating to incurrence of indebtedness and increased leverage, risks relating to the Company's credit ratings or perceived creditworthiness, deterioration of general macroeconomic conditions, geopolitical factors including increased tariffs and trade restrictions, the highly competitive nature of the industry, demand for the Company’s products and services, risks relating to the impairment of assets, including intangible assets such as goodwill, access to financing on favorable terms, complexities in the Company’s inventory and supply chain and challenges with transforming and growing its business. Please refer to “Item 1A. Risk Factors” of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions) (unaudited)

Assets	October 4, 2025(1)	December 28, 2024(1)
Current assets:
Cash and cash equivalents	$3,174	$1,869
Receivables, net	483	544
Inventories, net	3,694	3,612
Other current assets	167	118
Total current assets	7,518	6,143
Property and equipment, net	1,269	1,334
Operating lease right-of-use assets	2,184	2,243
Goodwill	599	598
Other intangible assets, net	401	406
Other assets	88	74
Total assets	$12,059	$10,798
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	3,177	3,408
Accrued expenses	761	784
Other current liabilities	411	473
Total current liabilities	4,349	4,665
Long-term debt	3,411	1,789
Operating lease liabilities	1,850	1,897
Deferred income taxes	166	193
Other long-term liabilities	88	84
Total liabilities	9,864	8,628
Total stockholders' equity	2,195	2,170
Total liabilities and stockholders’ equity	$12,059	$10,798
(1) This condensed consolidated balance sheet has been prepared on a basis consistent with the Company's previously prepared balance sheets filed with the Securities and Exchange Commission ("SEC"), but does not include the footnotes required by accounting principles generally accepted in the United States of America (“GAAP”).

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data) (unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 4, 2025(1)	October 5, 2024(1)	October 4, 2025(1)	October 5, 2024(1)
Net sales	$2,036	$2,148	$6,628	$7,098
Cost of sales	1,155	1,240	3,764	4,037
Gross profit	881	908	2,864	3,061
Selling, general and administrative expenses, exclusive of restructuring and related expenses	826	895	2,771	2,933
Restructuring and related expenses	33	13	180	21
Selling, general and administrative expenses	859	908	2,951	2,954
Operating (loss) income	22	—	(87)	107
Other, net:
Interest expense	(40)	(19)	(86)	(62)
Other income, net	16	2	61	12
Total other, net	(24)	(17)	(25)	(50)
(Loss) income before income taxes	(2)	(17)	(112)	57
Income tax (benefit) expense	(1)	8	(150)	34
Net income (loss) from continuing operations	(1)	(25)	38	23
Net income from discontinued operations	—	19	—	56
Net income (loss)	$(1)	$(6)	$38	$79

Basic earnings (loss) per common share from continuing operations	$(0.02)	$(0.42)	$0.63	$0.38
Basic earnings per common share from discontinued operations	—	0.32	—	0.95
Basic earnings (loss) per common share	$(0.02)	$(0.10)	$0.63	$1.33
Basic weighted-average common shares outstanding	60.0	59.7	59.9	59.6

Diluted earnings (loss) per common share from continuing operations	$(0.02)	$(0.42)	$0.63	$0.38
Diluted earnings per common share from discontinued operations	—	0.32	—	0.94
Diluted earnings (loss) per common share	$(0.02)	$(0.10)	$0.63	$1.32
Diluted weighted-average common shares outstanding	60.0	59.9	60.5	59.9
(1) These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with the Company's previously prepared statements of operations filed with the SEC, but do not include the footnotes required by GAAP.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions) (unaudited)

	Forty Weeks Ended
	October 4, 2025(1)	October 5, 2024(1)
Cash flows from operating activities:
Net income	$38	$79
Net income from discontinued operations	—	56
Net income from continuing operations	38	23
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	214	217
Share-based compensation	29	34
Loss (gain) on sale and impairment of long-lived assets, net	23	(14)
Expected future credit losses, net	50	23
Provision for deferred income taxes	(27)	24
Other, net	14	3
Net change in:
Receivables, net	46	(84)
Inventories, net	(75)	(152)
Operating lease right of use assets	41	(43)
Other assets	(57)	(3)
Accounts payable	(270)	(25)
Accrued expenses	(37)	31
Operating lease liabilities	(108)	47
Other liabilities	1	—
Net cash (used in) provided by operating activities of continuing operations	(118)	81
Net cash provided by operating activities of discontinued operations	—	77
Net cash (used in) provided by operating activities	(118)	158
Cash flows from investing activities:
Purchases of property and equipment	(159)	(130)
Proceeds from sales of property and equipment	22	14
Net cash used in investing activities of continuing operations	(137)	(116)
Net cash used in investing activities of discontinued operations	—	(8)
Net cash used in investing activities	(137)	(124)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,950	—
Repayment of long-term debt	(300)	—
Debt issuance costs	(42)	—
Dividends paid	(45)	(45)

	Forty Weeks Ended
	October 4, 2025(1)	October 5, 2024(1)
Proceeds from the issuance of common stock	3	3
Repurchases of common stock	(4)	(6)
Other, net	(3)	(10)
Net cash provided by (used in) financing activities	1,559	(58)

Effect of exchange rate changes on cash	1	12

Net increase (decrease) in cash and cash equivalents	1,305	(12)
Cash and cash equivalents, beginning of period	1,869	503
Cash and cash equivalents, end of period	$3,174	$491

Non-cash transactions of continuing operations:
Accrued purchases of property and equipment	$23	$9
Transfers of property and equipment from (to) assets related to discontinued operations to (from) continuing operations	—	7
Accrued debt issuance costs	4	—

Summary of cash and cash equivalents:
Cash and cash equivalents of continuing operations, end of period	$3,174	$464
Cash and cash equivalents of discontinued operations, end of period	—	27
Cash and cash equivalents, end of period	$3,174	$491
(1) This condensed consolidated statement of cash flows has been prepared on a basis consistent with the Company's previously prepared statements of operations filed with the SEC, but does not include the footnotes required by GAAP.

Reconciliation of Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures described below to supplement the Company's unaudited condensed consolidated financial statements prepared and presented in accordance with GAAP and to understand and evaluate the Company's core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented as the Company believes that such non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. The Company is presenting these non-GAAP metrics to provide investors insight to the information used by our management to evaluate our business and financial performance. The Company believes that these measures provide investors increased comparability of our core financial performance over multiple periods with other companies in our industry. The Company's Non-GAAP financial measures reflect results from continuing operations, including Adjusted Net (loss) Income, Adjusted Diluted (loss) Earnings Per Share (“Adjusted Diluted EPS”), Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Selling, General and Administrative expense (“Adjusted SG&A”), Adjusted SG&A Margin, Adjusted Operating (loss) Income, Adjusted Operating (loss) Income Margin, Free Cash Flow and Adjusted Net Debt to Adjusted EBITDAR, and should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purpose of analyzing operating performance, financial position or cash flows.

The Company has presented these non-GAAP financial measures as the Company believes that the presentation of the financial results that exclude (1) transformation expenses under the Company’s turnaround plan, inclusive of the Worldpac divestiture and (2) other significant expenses, are useful and indicative of the Company's base operations because the expenses vary from period to period in terms of size, nature and significance. The income tax impact of these non-GAAP adjustments is also adjusted for using the estimated tax rate in effect for the respective non-GAAP adjustments. These measures assist in comparing the Company’s current operating results with past periods and with the operational performance of other companies in the industry. The disclosure of these measures allows investors to evaluate the Company’s performance using the same measures management uses in developing internal budgets and forecasts and in evaluating management’s compensation. Included below is a description of the expenses the Company has determined are not normal, recurring cash operating expenses necessary to operate the Company’s business and the rationale for why providing these measures is useful to investors as a supplement to the GAAP measures.

Transformation Expenses

Expenses incurred in connection with the Company's turnaround plan and specific transformative activities related to asset optimization that the Company does not view to be normal cash operating expenses. These expenses primarily include:

•Restructuring and other related expenses: Expenses relating to strategic initiatives, including severance expense, retention bonuses offered to store-level employees to help facilitate the closing of stores, incremental reserves related to the collectibility of receivables resulting from contract terminations with certain independents associated with the 2024 Restructuring Plan and third-party professionals assisting in the development and execution of the strategic initiatives.
•Impairment and write-down of long-lived assets: Expenses relating to the impairment of operating lease ROU assets and property and equipment, incremental depreciation as a result of accelerating long-lived assets over a shorter useful life, depreciation of long-lived assets and ROU asset amortization after store closure, and incremental lease abandonment expenses as a result of accelerating ROU asset amortization for leases the Company expects to exit before the end of the contractual term, net of gains on lease terminations, in connection with the 2024 Restructuring Plan and Other Restructuring Plan.

•Distribution network optimization: Expenses primarily relating to the conversion of the stores and distribution centers to market hubs, including, realized losses on liquidated inventory, temporary labor, nonrecurring professional service fees and team member severance.

Other Expenses

Expenses incurred by the Company that are not viewed as normal cash operating expenses and vary from period to period in terms of size, nature, and significance. These expenses primarily include:

•Other professional service fees: Expenses relating to nonrecurring services rendered by third-party vendors engaged to perform a strategic business review, including the Company’s transformation initiatives.
•Worldpac post transaction-related expenses: Expenses primarily relating to non-recurring separation activities provided by third-party professionals subsequent to the sale of Worldpac.
•Executive turnover: Expenses associated with executive level reorganization, including expenses for executive severance, the hiring search for leadership positions and certain compensation benefits.
•Material weakness remediation: Incremental expenses associated with the remediation of the Company’s previously disclosed material weaknesses in internal control over financial reporting.
•Cybersecurity incident: Expenses related to the response and remediation of a cybersecurity incident.
•Other: Includes a non-cash charge related to expected future credit losses on vendor receivables due from a vendor that filed voluntary petitions for Chapter 11 bankruptcy protection.
•Other tax adjustments: Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company's ongoing Non-GAAP tax rate and after-tax earnings.

Reconciliation of Diluted Earnings (loss) Per Share (GAAP) and Adjusted Diluted (Loss) Earnings Per Share (Non-GAAP)

		Twelve Weeks Ended		Forty Weeks Ended
(in millions, except per share data)	Classification	October 4, 2025	October 5, 2024	October 4, 2025	October 5, 2024
Net income (loss) from continuing operations (GAAP)		$(1)	$(25)	$38	$23
Cost of sales adjustments:
Transformation expenses:
Distribution network optimization	Restructuring	4	—	9	—
Expected future credit loss related to vendor receivables(1)	Non-restructuring	28	—	28	—
Selling, general and administrative adjustments:
Transformation expenses:
Restructuring and other related expenses (2)	Restructuring	7	4	78	5
Impairment and write-down of long-lived assets (3)	Restructuring	18	—	76	—
Distribution network optimization	Restructuring	6	9	15	14
Other expenses:
Other professional service fees	Non-restructuring (6)	3	—	12	—
Worldpac post transaction-related expenses	Restructuring	2	—	7	—
Executive turnover	Restructuring	—	—	4	2
Material weakness remediation	Non-restructuring	—	1	1	4
Cybersecurity incident	Non-restructuring	—	2	—	3
Other income adjustments:
TSA services		(1)	—	(8)	—
Losses on extinguishment of debts		9	—	9	—
Provision for income taxes on adjustments (4)		(19)	(4)	(58)	(7)
Other tax (benefit) expense adjustments (5)		—	10	(126)	10
Adjusted net income (loss) (Non-GAAP)		$56	$(3)	$85	$54

Diluted earnings (loss) per share from continuing operations (GAAP)		$(0.02)	$(0.42)	$0.63	$0.38
Adjustments, net of tax		0.94	0.37	0.77	0.52
Adjusted diluted earnings (loss) per share (Non-GAAP) (7)		$0.92	$(0.05)	$1.40	$0.90
(1) Reflects a charge for expected future credit losses related to vendor receivables due from a vendor that filed petitions for Chapter 11 bankruptcy protection on September 28, 2025.
(2) Restructuring and other related expenses for the twelve weeks ended October 4, 2025 includes $2 million of nonrecurring services rendered by third-party vendors assisting with the 2024 Restructuring Plan and $5 million of other related expenses associated with location closures, including the transfer of assets. Restructuring and other related expenses for the forty weeks ended October 4, 2025 includes $37 million of nonrecurring services rendered by third-party vendors assisting with the 2024 Restructuring Plan, $15 million of severance and other labor related costs, $7 million for reserves on independent loans and $19 million of other related expenses associated with location closures, including the transfer of assets.
(3) The Company recorded incremental accelerated depreciation and amortization for property and equipment and ROU assets of $7 million and impairment charges for ROU assets and property and equipment of $11 million net of gains on sales, for the twelve weeks ended October 4, 2025. The Company recorded incremental accelerated depreciation and amortization for property and equipment and ROU assets of $55 million and impairment charges for ROU assets and property and equipment of $21 million, net of gains on sale, for the forty weeks ended October 4, 2025.
(4) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.

(5) Income tax (benefit) expenses included a discrete non-recurring tax benefit associated with capital loss deductions effectuated in the first quarter of fiscal 2025. The benefit has been excluded from Non-GAAP results in order to provide a clearer understanding of ongoing Non-GAAP tax rate and after-tax earnings.
(6) Other professional service fees in fiscal 2024 were classified as restructuring and related expenses based on the underlying activity to which they related.
(7) Refer to the reconciliation of diluted weighted-average common shares outstanding (GAAP) to adjusted diluted weighted-average common shares outstanding (Non-GAAP) which is the denominator utilized to calculate adjusted diluted earnings (loss) per share (Non-GAAP). Adjusted diluted weighted-average common shares outstanding (Non-GAAP) includes the dilutive impact of share-based awards as such shares are considered dilutive in consideration of the Company’s Non-GAAP earnings for the period.

Reconciliation of Adjusted Diluted Weighted-Average Common Shares Outstanding
	Twelve Weeks Ended		Forty Weeks Ended
(shares in millions)	October 4, 2025	October 5, 2024	October 4, 2025	October 5, 2024
Diluted Weighted-Average Common Shares Outstanding (GAAP)	60.0	59.9	60.5	59.9
Dilutive impact of share-based awards	0.9	—	—	—
Adjusted Diluted Weighted-Average Common Shares Outstanding (Non-GAAP)	60.9	59.9	$60.5	59.9

Reconciliation of Adjusted Gross Profit
	Twelve Weeks Ended		Forty Weeks Ended
(in millions)	October 4, 2025	October 5, 2024	October 4, 2025	October 5, 2024
Gross Profit (GAAP)	$881	$908	$2,864	$3,061
Gross Profit adjustments	32	—	37	—
Adjusted Gross Profit (Non-GAAP)	$913	$908	$2,901	$3,061
Gross Profit Margin (GAAP) (1)	43.3%	42.3%	43.2%	43.1%
Adjusted Gross Profit Margin (Non-GAAP) (1)	44.8%	42.3%	43.8%	43.1%
(1) These GAAP and Non-GAAP measures are calculated as a percentage of Net sales.

Reconciliation of Adjusted Selling, General and Administrative Expenses
	Twelve Weeks Ended		Forty Weeks Ended
(in millions)	October 4, 2025	October 5, 2024	October 4, 2025	October 5, 2024
Selling, general and administrative ("SG&A") expenses (GAAP)	$859	$908	$2,951	$2,954
SG&A adjustments	(36)	(16)	(193)	(28)
Adjusted SG&A (Non-GAAP)	$823	$892	$2,758	$2,926
SG&A Margin (GAAP) (1)	42.2%	42.3%	44.5%	41.6%
Adjusted SG&A Margin (Non-GAAP) (1)	40.4%	41.5%	41.6%	41.2%
(1) These GAAP and Non-GAAP measures are calculated as a percentage of Net sales.

Reconciliation of Adjusted Operating Income
	Twelve Weeks Ended		Forty Weeks Ended
(in millions)	October 4, 2025	October 5, 2024	October 4, 2025	October 5, 2024
Operating (Loss) Income (GAAP)	$22	$—	$(87)	$107
Gross Profit adjustments	32	—	37	—
SG&A adjustments	36	16	193	28
Adjusted Operating Income (Non-GAAP)	$90	$16	$143	$135
Operating (Loss) Income Margin (GAAP) (1)	1.1%	—%	(1.3)%	1.5%
Adjusted Operating Income Margin (Non-GAAP) (1)	4.4%	0.7%	2.2%	1.9%
(1) These GAAP and Non-GAAP measures are calculated as a percentage of Net sales.

Reconciliation of Free Cash Flow
	Forty Weeks Ended
(in millions)	October 4, 2025	October 5, 2024
Cash flows (used in) provided by operating activities of continuing operations (1)	$(118)	$81
Purchases of property and equipment	(159)	(130)
Free cash flow	$(277)	$(49)
(1) Includes approximately $130 million of cash charges related to restructuring and other related expenses.

Reconciliation of Adjusted Net Debt to Adjusted EBITDAR(1)
Four Quarters Ended
(In millions, except adjusted debt to adjusted EBITDAR ratio)	October 4, 2025
Total Debt (GAAP)	$3,411
Add: Operating lease liabilities	2,252
Less: Cash & cash equivalents	(3,174)
Adjusted Net Debt (Non-GAAP)	$2,489

Net loss from continuing operations (GAAP)	$(571)
Depreciation and amortization	289
Interest expense	105
Other income, net	(74)
Income tax benefit	(366)
Rent expense	597
Share-based compensation	40
Transformation and other charges (2)	928
Adjusted EBITDAR (Non-GAAP)	$948

Debt to Net Loss from continuing operations (GAAP)	(6.0)
Adjusted Net Debt to Adjusted EBITDAR (Non-GAAP)	2.6

(1) Management believes its Adjusted Net Debt to Adjusted EBITDAR ratio (“net leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The Company’s goal is to maintain an investment grade rating. The Company's credit rating could impact the Company's ability to obtain additional funding. A negative change in the Company's investment rating, could negatively impact future performance and limit growth opportunities. The net leverage ratio calculated by the Company is a Non-GAAP measure and should not be considered a substitute for debt to net income, as determined in accordance with GAAP. The Company adjusts the calculation to remove rent expense, deduct available cash & cash equivalents and to add back the Company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the Company’s peers and to account for differences in debt structures and leasing arrangements. The Company’s calculation of its net leverage ratio may not be calculated in the same manner as other companies, and thus may not be comparable to similarly titled measures used by other companies.
(2) The adjustments to the four quarters ended October 4, 2025, include expenses associated with our transformation and restructuring and related activities, in addition to other items, including a charge for expected future credit losses related to vendor receivables due from a vendor that filed petitions for Chapter 11 bankruptcy protection on September 28, 2025, the Company's material weakness remediation efforts, professional fees and executive turnover.

Store Information

During the forty weeks ended October 4, 2025, 26 stores were opened and 517 were closed, resulting in a total of 4,297 stores as of October 4, 2025, compared with a total of 4,788 stores as of December 28, 2024.

The below table summarizes the changes in the number of company-operated stores during the twelve and forty weeks ended October 4, 2025:

	Twelve Weeks Ended
	AAP	CARQUEST	Total
July 12, 2025	4,055	237	4,292
New	8	—	8
Closed	(3)	—	(3)
Converted	1	(1)	—
Relocated	—	—	—
October 4, 2025	4,061	236	4,297

	Forty Weeks Ended
	AAP	CARQUEST	Total
December 28, 2024	4,507	281	4,788
New	22	4	26
Closed	(470)	(47)	(517)
Converted	1	(1)	—
Relocated	1	(1)	—
October 4, 2025	4,061	236	4,297